UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

233 South Wacker Drive, Suite 4900, Chicago, Illinois	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 23, 2024, Heidrick & Struggles International, Inc. (the “Company”), issued a press release regarding certain estimated, unaudited financial information relating to the fiscal 2023 reporting period (collectively, the “Financial Information”). The Financial Information is contained in the press release attached hereto as Exhibit 99.1, and such press release is incorporated herein by reference.

The Financial Information is preliminary, and final results for fiscal year 2023 may change. These preliminary results are based upon the Company’s estimates and are subject to completion of the Company’s financial closing procedures. In addition, these preliminary results have not been audited by the Company’s independent registered public accounting firm. The provided summary of Financial Information is not a comprehensive statement of the Company’s financial results for fiscal year 2023.

The information furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Current President, Chief Executive Officer and Director

On January 23, 2024, Krishnan Rajagopalan, the President and Chief Executive Officer of the Company, notified the Board of Directors (the “Board”) of the Company of his decision to step down as the Company’s President and Chief Executive Officer on March 4, 2024 (the “Transition Date”) and retire from the Company on April 1, 2024. In connection with his retirement, Mr. Rajagopalan also tendered his resignation as a member of the Board, effective as of the Transition Date. During the period from the Transition Date through April 1, 2024, Mr. Rajagopalan will continue to serve the Company as a non-executive employee and will continue to be eligible to receive his existing base salary and participate in the Company’s health and welfare benefits. In addition, Mr. Rajagopalan’s outstanding equity awards will continue to vest in accordance with the retirement vesting treatment applicable to such awards, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2023.

In order to facilitate the transition of his responsibilities and to assist on other matters designated by the Board, on January 23, 2024, Mr. Rajagopalan and the Company entered into an advisory agreement (the “Rajagopalan Advisory Agreement”) pursuant to which Mr. Rajagopalan will provide the Company with certain advisory services, during the period from April 2, 2024 through December 31, 2024 (such period, the “Rajagopalan Advisory Period”). Under the Rajagopalan Advisory Agreement, Mr. Rajagopalan will be paid a monthly consulting fee of $33,750 during the Rajagopalan Advisory Period. As an advisor of the Company, Mr. Rajagopalan will cease to participate in the Company’s benefit programs applicable to employees.

Appointment of New Chief Executive Officer and Director

On January 23, 2024, the Company announced that the Board appointed Thomas L. Monahan III to serve as the Chief Executive Officer of the Company and, following the recommendation of the Nominating and Board Governance Committee of the Board, appointed Mr. Monahan to serve as a member of the Board, each effective as of the Transition Date.

Mr. Monahan, 56, currently serves as the Managing Partner of Norton Street Holdings, a private investment vehicle that engages with organizations that leverage property, data, and technology to lift the performance of outstanding professionals, which he founded in 2017. Mr. Monahan was the Chief Executive Officer of DeVry University, a private predominantly online college with undergraduate and graduate programs, from 2020 to 2023, and he has served as the Executive Vice Chair of the DeVry University Board of Trustees since 2023. He previously served as the Chief Executive Officer of CEB, a publicly traded C-suite advisory company that equipped leaders of global organizations with insights, tools and actionable solutions to transform enterprise performance, beginning in 2005 and as its Chairman beginning in 2008, in each case until its sale in 2017. In his total of 21 years at CEB, Mr. Monahan led significant global growth and digitization of product delivery. Previously, he worked at Deloitte and Accenture. Mr. Monahan earned his B.A. from Harvard University and his M.B.A. from New York University.

Mr. Monahan has served on the Board of Directors of TransUnion since June 2017, including as Chair of its Audit Committee and a member of its Nominating and Corporate Governance Committee and its Executive Committee. He served as a member of the board of Convergys Corporation from 2008 through 2018. Mr. Monahan is also a board member at the Nature Conservancy of Maryland/Washington, D.C., and a founding director of and investor in the Climate Board Company.

Mr. Monahan’s appointment as a director and appointment as the Company’s Chief Executive Officer were not made pursuant to any arrangement or understanding with any other person. There are no transactions in which Mr. Monahan has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Monahan will not initially serve on any committees of the Board.

In connection with his appointment as the Chief Executive Officer of the Company, on January 23, 2024, Mr. Monahan entered into an Executive Offer Letter Agreement with the Company (the “Monahan Offer Letter Agreement”). Pursuant to the Monahan Offer Letter Agreement, Mr. Monahan will begin serving the Company as an employee in a transitional role on February 1, 2024, and will be paid $75,000 in exchange for such service prior to the Transition Date. Pursuant to the Monahan Offer Letter Agreement, following his assumption of the role of Chief Executive Officer on the Transition Date, Mr. Monahan will be paid: (i) an annual base salary of $900,000; (ii) an annual cash bonus target opportunity under the Company’s Management Incentive Plan (“MIP”) equal to 150% of his base salary, subject to the attainment of certain performance goals established annually by the Board’s Human Resources and Compensation Committee (the “HRCC”); and (iii) an annual long-term incentive equity award target opportunity for fiscal 2024 equal to $2,000,000, with the performance-based awards to be subject to the attainment of certain performance goals established annually by the HRCC; provided, that Mr. Monahan’s annual bonus for fiscal 2024 will be pro-rated based on his start date. Mr. Monahan will participate in the Company’s: (a) MIP; (b) Change in Control Severance Plan (“CIC Plan”); and (c) vacation and benefit plans at the same level as other senior executives. In addition, pursuant to the Monahan Offer Letter Agreement, Mr. Monahan will receive an initial long-term incentive award in the form of performance stock units, with a grant date fair value of $3,000,000 (the “Monahan Initial Equity Award”). Under the terms of the Monahan Offer Letter, Mr. Monahan will also be eligible for severance benefits under the Management Severance Pay Plan (“Severance Plan”) in the event he is terminated by the Company without cause or due to good reason, each as defined in the Monahan Offer Letter. The Monahan Initial Equity Award will be earned in equal 25% increments upon the attainment of certain prescribed stock price hurdles, and will vest in equal annual installments on each of the first four anniversaries of the grant date, subject to Mr. Monahan’s continuous employment with the Company or an affiliate through such vesting date and the achievement of the applicable stock price hurdle for that year. If a stock price hurdle is not achieved by the applicable vesting date, then the shares subject to the portion of the Monahan Initial Equity Award that are subject to such hurdle will remain outstanding and be eligible to vest on the next scheduled vesting date. Any portion of the Monahan Initial Equity Award that is subject to a stock price hurdle that is not achieved by the fourth anniversary of the grant date will be forfeited.

The Monahan Offer Letter Agreement also contains customary restrictive covenants in favor of the Company.

Appointment of New President

On January 23, 2024, the Company announced that the Board appointed Tom Murray, the Company’s current Global Managing Partner of Executive Search, Regions, to serve as the President of the Company, effective as of the Transition Date.

Mr. Murray, 49, is a Partner in the Company’s Boston office and has served as the Company’s Global Managing Partner of Executive Search, Regions since 2022. Prior to that role, Mr. Murray served in various other roles at the Company since 2018, including Global Managing Partner of the Company’s Global Technology & Services Practice from 2021 until 2022, Americas Managing Partner of the Company’s Global Technology & Services Practice from 2020 until 2021 and Partner in the Company’s Global Technology & Services Practice beginning in 2018. Prior to joining the Company, Mr. Murray was a human resources executive with extensive experience in human resources, talent management and talent attraction. Notably, he was the first chief talent officer for Dell Technologies Inc., where he focused on succession planning, talent acquisition, learning and development, talent management and human resources for global sales and marketing. Mr. Murray earned his B.S. from Bates College.

Mr. Murray’s appointment as the Company’s President was not made pursuant to any arrangement or understanding with any other person. There are no transactions in which Mr. Murray has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as the President of the Company, on January 23, 2024, Mr. Murray entered into an Executive Offer Letter Agreement with the Company, effective as of the Transition Date (the “Murray Offer Letter Agreement”). Pursuant to the Murray Offer Letter Agreement, following his assumption of the role of President, Mr. Murray will be paid: (i) an annual base salary of $750,000; (ii) an annual cash bonus target opportunity under the MIP equal to 125% of his base salary, subject to the attainment of certain performance goals established annually by the HRCC; and (iii) an annual long-term incentive equity award target opportunity for fiscal 2024 equal to $1,500,000, with the performance-based awards to be subject to the attainment of certain performance goals established annually by the HRCC. Mr. Murray will participate in the Company’s: (a) MIP; (b) CIC Plan; and (c) vacation and benefit plans at the same level as other senior executives. Under the terms of the Murray Offer Letter, Mr. Murray will also be eligible for severance benefits at the Tier I level under the Severance Plan in the event he is terminated by the Company without cause or due to good reason, each as defined in the Murray Offer Letter. Mr. Murray will also be eligible to receive a promotional performance cash award in an amount up to $1,000,000, which will be paid 50% within 60 days following each of the first anniversary of the Transition Date and the second anniversary of the Transition Date, subject to his continuous employment with the Company or an affiliate through each payment date and the achievement of certain performance goals that will be determined by the HRCC in consultation with the Company’s Chief Executive Officer; provided, that the amount of the first payment will be guaranteed to be $500,000. In addition, pursuant to the Murray Offer Letter Agreement, Mr. Murray will receive a promotional long-term incentive award in the form of performance stock units, with a grant date fair value of $1,000,000 (the “Murray Promotion Equity Award”). The Murray Promotion Equity Award will be subject to the same vesting terms applicable to the Monahan Initial Equity Award, as described above. The Murray Offer Letter also provides that, in the event Mr. Murray returns to a non-executive commercial facing role within the Company in the future, then in the first two fiscal years following such return to a commercial role, he will receive an annual base salary of no less than $350,000 and a guaranteed minimum bonus of $2,000,000 under the bonus plan for such commercial role, with such amounts to be prorated for the first fiscal year based on his time served in a non-executive commercial role during such year. The HRCC will have the discretion to cancel any or all of the unvested portion of the Murray Promotion Equity Award and promotion cash award and the most recent annual long-term incentive award granted to Mr. Murray prior to the effective date of Mr. Murray’s return to a non-executive commercial role within the Company.

The Murray Offer Letter Agreement also contains customary restrictive covenants in favor of the Company.

Item 7.01	Regulation FD Disclosure.

On January 23, 2024, the Company issued a press release announcing the leadership changes described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Heidrick & Struggles International, Inc. Press Release, dated January 23, 2024

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Date: January 23, 2024	/s/ Tracey Heaton
Name: Tracey Heaton
Title: Chief Legal Officer & Corporate Secretary